CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-226048 on Form S-3 and Registration Statement No. 333-219012 on Form S-8 of Safehold Inc. of our report dated February 3, 2020, relating to the statement of revenues from real estate operations of 425 Park Avenue Ground Lease for the year ended December 31, 2018, appearing in this Current Report on Form 8-K/A of Safehold Inc. New York, New York February 3, 2020